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                                                                    EXHIBIT 10.2

                         AGREEMENT OF MERGER AND PLAN OF
                                 REORGANIZATION

                                      AMONG

                            MATRIA HEALTHCARE, INC.,
                          MATRIA HOLDING COMPANY, INC.
                           AND MATRIA MERGERSUB, INC.

                                DECEMBER 30, 2004

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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

      THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION ("Agreement"), dated as of December 30, 2004, is among Matria Healthcare, Inc., a Delaware corporation (the "Company") Matria Holding Company, Inc., a Delaware corporation ("Holdco") and a direct, wholly owned subsidiary of the Company, and Matria MergerSub, Inc., a Delaware corporation ("MergerSub") and a direct, wholly owned subsidiary of Holdco.

                                    RECITALS

      A. The Company's authorized capital stock consists of (i) 25,000,000 shares of common stock, par value $.01 per share ("Company Common Stock"), of which 10,563,421 shares were issued and outstanding as of December 29, 2004 and
(ii) 50,000,000 shares of preferred stock, $.01 per share, none of which is currently outstanding ("Company Preferred Stock").

      B. As of the date hereof, Holdco's authorized capital stock consists of
(i) 25,000,000 shares of common stock, par value $.01 per share ("Holdco Common Stock"), of which 1,000 shares are issued and outstanding and (ii) 50,000,000 shares of preferred stock, no par value, none of which is currently outstanding ("Holdco Preferred Stock").

      C. The designations, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Holdco Preferred Stock and the Holdco Common Stock are the same as those of the Company Preferred Stock and the Company Common Stock.

      D. The Certificate of Incorporation and the By-laws of Holdco immediately after the Effective time (as hereinafter defined) will contain provisions identical to the Certificate of Incorporation and By-laws of the Company immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL").

      E. The directors of the Company immediately prior to the Merger (as hereinafter defined) will be the directors of Holdco as of the Effective Time.

      F. Holdco and MergerSub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

      G. The Company desires to create a new holding company structure by merging MergerSub with and into the Company with the Company being the surviving corporation, and converting each outstanding share of Company Common Stock into a like number of shares of Holdco Common Stock, all in accordance with the terms of this Agreement.

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      H. The Boards of Directors of Holdco, MergerSub and the Company have approved this Agreement and the merger of MergerSub with and into the Company upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

      I. For federal income tax purposes, it is intended that the Merger shall qualify as in reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holdco and MergerSub hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

      Section 1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, MergerSub shall, at the Effective Time, be merged with and into the Company, the separate corporate existence of MergerSub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

      Section 1.2 Effective Time. The Merger shall become effective upon the filing of a copy of this Agreement with the Secretary of State of the State of Delaware, or at such other time as is specified in the Certificate of Merger (the time of such filing, or other specified time, being referred to herein as the "Effective Time").

      Section 1.3 Certificate of Incorporation. From and after the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, from and after the Effective Time:

      (a) Article I thereof shall be amended so as to read in its entirety as follows:

            "The name of this Corporation is Matria Women's and Children's Health, Inc."

      (b) Article IV shall be amended so as to read in its entirety as follows:

                                   "Article IV

                  The aggregate number of shares which the Corporation shall have authority to issue shall be one thousand (1,000), consisting of one thousand (1,000) shares of Common Stock, par value $.01 per share."

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      (c)   Article V shall be deleted in its entirety.

      (d)   Article VI shall be renumbered Article V.

      (e) Article VII shall be renumbered as Article VI and shall be amended so as to read in its entirety as follows:

                                   "Article VI

                  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation."

      (f)   Article VIII shall be renumbered Article VII.

      (g)   Article IX shall be renumbered as Article VIII.

      (h) A new Article IX shall be added thereto which shall be and read in its entirety as follows:

                                  "Article IX.

            Any act or transaction by or involving the Corporation, other than the election or removal of directors, that requires for its adoption under the General Corporation Law of the State of Delaware or its certificate of incorporation the approval of the stockholders of the Corporation shall, by virtue of this reference to Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Matria Healthcare, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote as is required by the General Corporation Law of the State of Delaware and/or the certificate of incorporation of this Corporation."

      Section 1.4 Bylaws. From and after the Effective Time, the Bylaws of MergerSub, as in effect immediately prior to the Effective time, shall thereafter continue in full force and effect as the bylaws of the Surviving Corporation until thereafter amended or repealed as provided therein.

      Section 1.5 Directors. The directors of MergerSub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by law.

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      Section 1.6 Officers. The officers of MergerSub immediately prior to the
Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by law.

      Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of MergerSub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of MergerSub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MergerSub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      Section 1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Holdco, MergerSub, the Company or the holder of any of the following securities:

            (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one fully paid, duly issued and nonassessable share of Holdco Common Stock, and each such certificate previously representing any such shares of Company Common Stock shall thereafter represent automatically, without the requirement of any exchange thereof, the same number of shares of Holdco Common Stock.

            (b) Each share of common stock, par value $.01 per share, of MergerSub issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (c) From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.10 herein.

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      Section 1.9 Purchase Rights.

            (a) In accordance with Section 23 of that certain Amended and Restated Rights Agreement dated as of April 27, 1999 between the Company and SunTrust Bank, as Rights Agent (the "Company Rights Plan"), each outstanding purchase right of the Company ("Company Purchase Right") shall terminate as of the Effective Time.

            (b) Holdco shall, prior to the Effective Time, adopt a rights plan (the "Holdco Rights Plan") substantially similar in form and substance to the Company Rights Plan and, in accordance therewith, Holdco shall, at the Effective Time but without duplication of Holdco's obligations under the Holdco Rights Plan, issue to each holder of Holdco Common Stock issued pursuant hereto one purchase right ("Holdco Purchase Right") for each share of Holdco Common Stock issued by it pursuant to Section 1.8(a) herein.

      Section 1.10 No Surrender of Certificates; Stock Transfer Books. As a result of the provisions of Section 1.3 herein, in conjunction with the provisions of a certificate of merger of the certificate of incorporation of Holdco and Matria Mergeco, Inc. to be filed with the Secretary of State of the State of Delaware and to become effective immediately after the Effective Time, the corporate name of Holdco immediately following the Effective Time will be "Matria Healthcare, Inc.," the same name as the corporate name of the Company immediately prior to the Effective Time. Accordingly and pursuant to Section 251(g) of the DGCL, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holdco Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Sections 1.8 (b) herein. In addition, immediately after the Effective Time, each such certificate shall also evidence a number of Holdco Purchase Rights equal to the number of Company Purchase Rights evidenced thereby immediately prior to the Effective Time of the Merger.

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

      Section 2.1 Company Indebtedness. As of the date of this Agreement, the Company is a party to the following indentures (individually, an "Indenture" and, collectively, the "Indentures"):

            (1) Indenture (the "Indenture") dated as of July 9, 2001 between the Company, Wells Fargo Bank, N.A., as trustee and the subsidiary guarantors listed therein, pursuant to which the Company has heretofore issued $122 million in aggregate principal amount of 11% Notes due 2008, the ("11% Senior Notes"), of which $2.0 million in aggregate principal amount currently remain outstanding; and

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            (2) Indenture (the "Convertible Indenture") dated as of May 5, 2004 between the Company, the subsidiary guarantors listed therein, and Wells Fargo Bank, N.A., as trustee, pursuant to which the Company has heretofore issued $86.250 million in aggregate principal amount of 4.875% Convertible Senior Subordinated Notes due 2024, all of which are currently outstanding.

      As of the Effective time, Holdco and the Company shall, with respect to each such Indenture, together with the trustee under each Indenture, execute, acknowledge and deliver supplemental indentures (each, a "Supplemental Indenture") to each of such Indentures pursuant to which Holdco shall assume and agree to perform all obligations of the Company thereunder and the Company shall be released from its obligations thereunder and Holdco will agree to pay, perform and discharge all obligations of the Company under the Notes.

      Section 2.2 Conversion of Company Notes.

            (a) At the Effective Time, each 4.875% Convertible Senior Subordinated Note due 2024 of the Company, convertible in whole or in part into shares of Company Common Stock which is then issued and outstanding (a "Convertible Note") shall cease to be convertible into shares of Company Common Stock and shall be convertible, under the same terms and conditions as were applicable to such Convertible Note immediately prior to the Effective time, into shares of Holdco Common Stock. The number of shares of Holdco Common Stock issuable upon conversion of such Convertible Note shall be equal to the number of shares of Company Common Stock that were issuable under the Convertible Note immediately prior to the Effective Date.

            (b) At or prior to the Effective Time, Holdco shall reserve for issuance the number of shares of Holdco Common Stock necessary to satisfy Holdco's obligations under Section 2.2(a).

      Section 2.3 Assumption of Registered Stock Plans. Holdco and the Company hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which Holdco will, from and after the Effective Time, assume and agree to perform all obligations of the Company pursuant to the Company's 2004 Stock Incentive Plan (Registration No. 333-117875), 2002 Stock Incentive Plan (Registration No. 333-100977), 2002 Stock Purchase Plan (Registration No. 333-100977), 2001 Stock Incentive Plan (Registration No. 333-72516), 2000 Directors' Non-qualified Stock Option Plan (Registration No. 333-72512), 2000 Stock Incentive Plan (Registration No. 333-42856), 1997 Stock Incentive Plan (Registration No. 333-69347), 1996 Stock Incentive Plan (Registration No. 333-02283), 1996 Employee Stock Purchase Plan (Registration No. 333-01539) and the MarketRing.com, Inc. 1999 Stock Option and Stock Appreciation Rights Plan (Registration No. 333-90822) (collectively, the "Registered Stock Plans").

      The outstanding options and other awards assumed by Holdco shall be exercisable upon the same terms and conditions as under the Plans immediately prior to the Effective Time, except

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that, upon the exercise of each such option or award, shares of Holdco Common
Stock shall be issuable in lieu of each share of Company Common Stock issuable upon the exercise thereof immediately prior to the Effective Time.

      Section 2.4 Company Warrant. At the Effective Time, the Warrant between the Company and Steve Arminio, DPM, dated June 6, 2002 (the "Company Warrant") shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a warrant to acquire, under the same terms and conditions as was applicable to the Company Warrant immediately prior to the Effective Time, shares of Holdco Common Stock, and Holdco shall assume the Company Warrant. The number of shares of Holdco Common Stock purchasable upon exercise of the Warrant shall be equal to the number of shares of Company Common Stock that were purchasable under the Company Warrant immediately prior to the Effective date, subject to adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Holdco Common Stock subsequent to the Effective Time.

      Section 2.5 Post-Effective Amendments. It is the intent of the parties hereto that Holdco, as of the Effective Time, be deemed a "successor issuer" for purposes of continuing offerings under the Securities Act of 1933, as amended. As soon as practicable following the Merger, Holdco will file post-effective amendments to the Company's shelf registration statement on Form S-3 (Registration No. 333-109488), the Company's resale shelf registration on Form S-3 (Registration No. 333-116200) pursuant to which the Company's Convertible Notes are registered for resale, and the Company's registration statements on Form S-8 covering the Registered Stock Plans, adopting such statements as its own registration statements for all purposes of the Securities Act and the Exchange Act and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep the registration statements from being misleading.

      Section 2.6 Reservation of Shares. On or prior to the Effective Time, Holdco will reserve sufficient shares of Holdco Common Stock to provide for the issuance of Holdco Common Stock upon exercise of the Company Warrant and the options outstanding under the Registered Stock Plans and will reserve a number of shares of Holdco Common Stock sufficient to provide for the issuance thereof upon exercise of Holdco Purchase Rights.

                                   ARTICLE III
                              CONDITIONS OF MERGER

      Section 3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

            (a) Holdco shall have adopted the Holdco Rights Plan.

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            (b) The Company, Holdco, the subsidiary guarantors and the trustee shall have executed and delivered the Supplemental Indentures contemplated by Article II herein subject only to the occurrence of the Effective Time of the Merger.

            (c) Prior to the Effective Time, the Company shall have received the consent of HFG Healthco-4 LLC (the "Lender"), under that certain Credit Agreement, dated October 22, 2002, as amended (the "Credit Agreement"), to consummate the Merger and create the holding company structure contemplated hereby.

            (d) Prior to the Effective Time, the Company shall have received an interpretive opinion or no-action letter from the staff of the Securities and Exchange Commission in connection with the Company's no-action request letter, dated November 9, 2004, or shall be reasonably assured that such interpretive opinion or no-action letter will be received promptly thereafter.

            (e) Prior to the Effective Time, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

                                   ARTICLE IV
                                    COVENANTS

      Section 4.1 Election of Directors. Effective as of the Effective Time, the Company, in its capacity as the sole stockholder of Holdco, will remove each of the then directors of Holdco, and will elect each person who is then a member of the board of directors of the Company as a director of Holdco, each of whom shall serve until the next annual meeting of shareholders of Holdco and until his successor shall have been elected and qualified.

      Section 4.2 Employee Benefit Plans. The Company and Holdco will take or cause to be taken all actions necessary or desirable in order for Holdco to assume the Registered Stock Plans and to assume (or become a participating employer in) each other existing employee benefit plan and agreement of the Company, with or without amendments, or to adopt, comparable plans, all to the extent deemed appropriate by the Company and Holdco and permitted under applicable law.

      Section 4.3 Section 253 Subsidiary Merger. In order to change the name of Holdco to "Matria Healthcare, Inc.," as soon as practicable after the Effective Time, Holdco will take or cause to be taken all such actions as may be necessary or desirable to effect a merger, in accordance with Section 253 of the DGCL, between Holdco and Matria Mergeco, Inc., a direct, wholly-owned subsidiary of Holdco.

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      Section 4.4 Additional Covenants. Subject to, and promptly after, obtaining (1) any approval of the stockholders of Holdco required under Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware and Article IX of the Certificate of Incorporation of the Surviving Corporation and (2) any consent of the Lender required under the Credit Agreement to any of the following actions:

            (a) Conversion to LLC. The Company shall take the action required under Section 266 of the General Corporation Law of the State of Delaware to convert from a corporation to a limited liability company organized under the Limited Liability Company Act of the State of Delaware.

            (b) Inter-Company Stock Transfers. The Surviving Corporation shall
      (i) contribute to Holdco all of the issued and outstanding stock or membership interests, as applicable, of its direct, wholly-owned subsidiaries Diabetes Acquisition, Inc., a Georgia corporation, Matria Insurance, Ltd., a Vermont corporation, Shared Care, Inc., a Georgia corporation, Clinical-Management Systems, Inc., a Georgia corporation and Facet Technologies, LLC, a Georgia limited liability company, (ii) cause Diabetes Acquisition, Inc., the Company's direct, wholly-owned subsidiary, to contribute to Facet Technologies, LLC the outstanding capital stock of Facet Technologies Limited, a corporation organized under the laws of the United Kingdom, (iii) contribute to Clinical-Management Systems, Inc. all of the outstanding capital stock of Quality Oncology, Inc., a Delaware corporation, and (iv) contribute to Holdco its 35% stock ownership interest in Matria Holding GmbH, a company organized under the laws of Germany.

            (c) Name Change. Holdco shall take or cause to be taken all such actions as may be necessary or desirable to effect an amendment to the Articles of Incorporation of Clinical-Management Systems, Inc. to change the name of Clinical-Management Systems, Inc. to "Matria Health Enhancement Co."

            (d) Transfer of Disease Management Contracts. The Company shall transfer and assign to Matria Health Enhancement Co. the disease management contracts to which the Company is a party.

            (e) Subsidiary Merger. The Surviving Corporation shall cause Q Liquidation Corp., a Delaware corporation and MarketRing.com, Inc., a Georgia corporation to merge with and into Shared Care, Inc., in accordance with Section 252 of the DGCL and Section 14-2-1104 of the Georgia Business Corporation Code, as applicable.

            (f) Options Unlimited.
      Holdco shall take or cause to be taken all such actions as may be necessary or desirable for Diabetes Management Solutions, Inc. to transfer all of the assets exclusively used in the operations of Options Unlimited to Matria Case Management, Inc., a New York

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      corporation and a direct, wholly-owned subsidiary of Clinical-Management
      Solutions, Inc.

      It is understood and agreed that none of the actions described in paragraphs (b) - (f) of this Section 4.4 shall occur until after the action described in paragraph (a) of this Section 4.4 has occurred.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

      Section 5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, Holdco or MergerSub if it should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, Holdco or MergerSub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

      Section 5.2 Amendment. This Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

      Section 6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

      Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

      Section 6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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      IN WITNESS WHEREOF, the Company, Holdco and MergerSub have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   MATRIA HEALTHCARE, INC.

                                   By: /s/ Parker H. Petit
                                      -----------------------------------------
                                   Name: Parker H. Petit
                                   Title: Chairman and Chief Executive Officer

                                   MATRIA HOLDING COMPANY, INC.

                                   By: /s/ Parker H. Petit
                                      -----------------------------------------
                                   Name: Parker H. Petit
                                   Title: President

                                   MATRIA MERGERSUB, INC.

                                   By: /s/ Parker H. Petit
                                      -----------------------------------------
                                   Name: Parker H. Petit
                                   Title: President

I, Roberta L. McCaw, Secretary of Matria Healthcare, Inc. hereby certify that this Agreement has been adopted pursuant to Subsection 251(g) of the DGCL and the conditions specified in the first sentence of Subsection 251(g) have been satisfied.

                                            Matria Healthcare, Inc.

                                                   /s/ Roberta L. McCaw
                                            ------------------------------------
                                            By: Roberta L. McCaw, Secretary

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